THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2009, is by and among GE BUSINESS FINANCIAL SERVICES INC., formerly known as Merrill Lynch Business Financial Services Inc., in its capacity as successor Administrative Agent and as a Lender under the Credit Agreement (as defined below) (“Agent”), DERMA SCIENCES, INC., a Pennsylvania corporation, DERMA FIRST AID PRODUCTS, INC., a Pennsylvania corporation, SUNSHINE PRODUCTS, INC., a Missouri corporation and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”).

WHEREAS, Borrower and Agent (in its capacity as Administrative Agent and as a Lender thereunder) are parties to that certain Credit and Security Agreement, dated as of November 8, 2007 (the “Credit Agreement”);

WHEREAS, Borrower and Agent entered into that certain First Amendment to Credit and Security Agreement on March 28, 2008;

WHEREAS, Borrower and Agent entered into that certain Second Amendment to Credit and Security Agreement on August 13, 2008;

WHEREAS, Borrower and Agent have agreed to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended.

2.	Amendments to Credit Agreement.

a.     Section 1.1. Base Rate Definition. The definition of “Base Rate” is deleted in its entirety and replaced with the following:

““Base Rate” means the LIBOR Rate; provided that effective January 1, 2010, the Base Rate shall mean the greater of: 3.00% or the LIBOR Rate in the event the Revolving Loan Availability is less than $3,000,000 on or before December 31, 2009.”

b.     Section 1.1. Base Rate Margin Definition. The definition of “Base Rate Margin” is deleted in its entirety and replaced with the following:

““Base Rate Margin” means 4.25% per annum with respect to the Revolving Loans and other Obligations (other than the Term Loan), and (b) 5.75% per annum with respect to the Term Loan; provided that as long as the Cash Collateral Account maintains a balance of at least $2,000,000 and is subject to a fully executed and effective Deposit Account Control Agreement in form and substance acceptable to Administrative Agent, then the Base Rate Margin solely with respect to $2,000,000 of the Term Loan shall be 3.75%.”

c.     Section 1.1. LIBOR Rate Definition. The definition of “LIBOR Rate” is deleted in its entirety and replaced with the following:

““LIBOR Rate” means for each interest period, the offered rate for deposits in U.S. dollars in the London interbank market for the relevant interest period which is published by the British Bankers' Association, and currently appears on Reuters Screen LIBOR01 Page, as of 11:00 a.m. (London time) on the day which is two (2) business days prior to the first day of such interest period adjusted for reserve requirements, provided that such rate shall not be less than the rate applicable for a 3 month interest period.”

d.     Additional Definitions. The following are added in alphabetical order as new definitions in Section 1.1:

““Excess Cash Flow” has the meaning set forth in Schedule 8 of the Compliance Certificate.

“Source of Cash” means a Working Capital Change that results in a positive number.

“Use of Cash” means a Working Capital Change that results in a negative number.

“Working Capital” is defined on Schedule 9 of the Compliance Certificate.

“Working Capital Change” means the Borrower’s Working Capital from the prior calendar year end less the Borrower’s Working Capital for the applicable calendar year end, each as measured based upon the Borrower’s consolidated, audited balance sheet as of December 31, prepared consistently in accordance with GAAP.”

e.     Section 2.1(a)(ii)(B). Mandatory Prepayments. The following is added as a new subsection (iii) under Section 2.1(a)(ii)(B):

“(iii) an amount equal to fifty percent (50%) of Borrowers’ Excess Cash Flow, paid contemporaneously with any approved payment by Borrower on account of any principal repayment of Subordinated Debt pursuant to Section 5.10.”

f.     Section 4.1.     Financial Statements and Other Reports. Section 4.1 is amended by adding “and inventory reports” at the end of the last sentence of Section 4.1.

g.     Section 5.10.     Payments and Modifications of Subordinated Debt. Section 5.10 is amended by adding the following to the end of Section 5.10:

“Subject to the provisions of this Section 5.10, Borrower may execute that certain Forbearance Agreement dated March 31, 2009 with Western Medical, Ltd. (“Western Medical”); provided that Western Medical acknowledges that its loan is subordinated to Lender, its loan is unsecured, and Lender has a first priority lien of Borrower’s assets, in a form acceptable to Administrative Agent (the “Western Medical Acknowledgement”).

Borrower and Administrative Agent agree that Borrower may pay principal payments to Western Medical on account of such Subordinated Debt of no more than twenty (20%) of Borrower’s Excess Cash Flow, calculated for fiscal year 2009 and fiscal year 2010, and paid on April 18, 2010 and April 18, 2011, respectively; provided that the following conditions are met:

(a) Administrative Agent has reviewed and approved Borrowers’ fiscal year end audit;

(b) the Revolving Loan Availability is at least (i) $1,500,000 as of December 31, 2009 and at all times thereafter with respect to any payment made on April 18, 2010, and (ii) $2,000,000 as of December 31, 2010 at all times thereafter with respect to any payment made on April 18, 2011;

(c) Borrower does not have more than $400,000 in accounts payable greater than sixty (60) days past due (excluding any related party accounts payable);

(d) contemporaneously with any such principal repayment, Borrower makes a mandatory repayment as set forth in Section 2.1(a)(ii)(B)(iii);

(e) at the time of such payment and after giving effect to such payment, no default exists under the Subordinated Debt and no default under the Subordinated Debt will be created by reason of such payment; and

(f) at the time of such payment and after giving effect to such payment no Default or Event of Default exists and no Default or Event of Default will be created by reason of such payment.

In addition, Borrowers may continue to make regularly scheduled payments of cash interest on account of such Subordinated Debt, provided that at the time of such payment and after giving effect to such payment, no Default or Event of Default exists and no Default or Event of Default will be created by reason of such payment. Except as provided above or as may otherwise be approved by Administrative Agent in writing, Borrower acknowledges that Administrative Agent has expressly not approved any other payment of on account of such Subordinated Debt. In addition, Administrative Agent does not approve any partial payment on the Subordinated Debt, the effect of which could still result in a default of such Subordinated Debt at its maturity or otherwise. Administrative Agent shall approve an extension of the maturity date of the Western Medical

Subordinated Debt from April 18, 2010 to April 18, 2011; provided that no further modifications are made to the terms of such Subordinated Debt.”

h.     Section 6.3     Fixed Charge Coverage Ratio. Section 6.3 is amended by deleting Section 6.3 and replacing it with the following:

“ Section 6.3     Fixed Charge Coverage Ratio. Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period                                                          Ratio
         For the calendar quarter ending

September 30, 2008 (based upon cumulative

EBITDA beginning July 1, 2008)                  2.49 to 1.00

For the calendar quarter ending

December 31, 2008 (based upon cumulative

EBITDA beginning July 1, 2008)                  1.59 to 1.00

For the calendar quarter ending

March 31, 2009 (based upon cumulative

EBITDA beginning July 1, 2008)                  1.01 to 1.00

For the calendar quarter ending

June 30, 2009 (based upon cumulative

EBITDA beginning July 1, 2008)                   0.83 to 1.00

For the three-month period beginning

July 1, 2009 through September 30, 2009

(based upon EBITDA for such

three-month period)                                       1.73 to 1.00

For the three-month period beginning

October 1, 2009 through December 31, 2009

(based upon EBITDA for such

three-month period)                                       1.55 to 1.00

As of the end of any given calendar quarter,

after January 1, 2010, as measured on

a trailing 12-month basis                                 1.20 to 1.00

For clarity, the Defined Period for calculation of Operating Cash Flow and Fixed Charges shall be for the same period as the corresponding EBITDA for such Defined Period.”

i.     Exhibit B. Compliance Certificate. The Fixed Charge Coverage Ratio Worksheet is amended by deleting the reference to “Section 2.1(c)” and replacing it with

“Section 2.1(a)(ii)(B) and Section 2.1(b)(ii)(B).” The attached Excess Cash Flow Schedule is added as Schedule 8 to the Compliance Certificate. The attached Working Capital Schedule is added as Schedule 9 to the Compliance Certificate.

3.     Representations and Warranties. Borrower represents and warrants to Agent as follows:

a.     After giving effect to this Amendment, the representations and warranties set forth in each of the Financing Documents shall be true and correct in all respects on and as of the Effective Date (as defined below) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.)

b.     The execution, delivery and performance by Borrower of this Amendment are within Borrower’s powers, have been duly authorized and do not:

i.     (A) contravene any of Borrower’s Organizational Documents, or (B) result in a default under any contractual restriction binding on or affecting Borrowers, or any law or governmental regulation binding on or affecting Borrower; or

ii.     result in, or require the creation or imposition of, any Lien on any of Borrower’s properties.

c.     This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally at law or by principles of equity).

d.     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.     Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”), subject to (a) the due authorization, execution and delivery of this Amendment by Borrower and Agent, and (b) Agent’s receipt of the Western Medical Acknowledgement. In addition, Borrowers shall be responsible for the payment of all reasonable fees incurred by Agent (including legal fees) incurred in connection with the preparation of this Amendment and in consideration of the modifications set forth herein. Borrower hereby authorizes Agent to deduct all of such fees from the proceeds of the next Revolving Loan.

5.     Documents to Remain in Effect; Confirmation of Obligations; ReferencesThe Financing Documents shall remain in full force and effect as originally executed and delivered by the parties, except as expressly modified and amended herein. Borrower hereby (a) confirms and reaffirms all of its respective obligations under the Financing Documents, as modified and amended herein; (b) acknowledge and agree that Agent, by entering into this Agreement, does not waive any existing or future Default or Event of Default under any of the Financing

Documents, or any rights or remedies under any of the Financing Documents; (c) acknowledge and agree that Agent has not heretofore waived any Default or Event of Default under any of the Financing Documents, or any rights or remedies under any of the Financing Documents, other than as expressly provided for hereunder; and (d) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their respective obligations under the Financing Documents, as modified and amended herein. From and after the date hereof, this Amendment shall be deemed a Financing Document for all purposes of the Credit Agreement and the other Financing Documents and each reference to the Financing Documents shall be deemed to include this Amendment.

6.     Counterparts; Integration This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of an executed signature page shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any irreconcilable inconsistency between this Amendment and any of the other Financing Documents, the terms of this Amendment shall control.

7.     Governing LawTHIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARDING TO CONFLICTS OF LAWS PRINCIPLES.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER:

DERMA SCIENCES, INC.

By:
Name:
Title:

DERMA FIRST AID PRODUCTS, INC.

By:
Name:
Title:

SUNSHINE PRODUCTS, INC.

By:
Name:
Title:

AGENT:

GE BUSINESS FINANCIAL SERVICES INC.
(formerly known as Merrill Lynch Business Financial Services Inc.), as Administrative Agent

By:
Name:
     Its Duly Authorized Signatory

LENDER:

GE BUSINESS FINANCIAL SERVICES INC.
(formerly known as Merrill Lynch Business Financial Services Inc.),

as a Lender

By:
Name:
     Its Duly Authorized Signatory

Schedule 8 – Excess Cash Flow
Excess Cash Flow is defined as follows: EBITDA (as calculated on the Compliance Certificate)	$
Less: Fixed Charges (as calculated on the Compliance Certificate)
All capital expenditures

To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts

Acquisition expenditures
Increases (or plus the decreases) in long term deferred tax assets*
Decreases (or plus the increases) in long term deferred tax liabilities*
If the Working Capital Change results in a Use of Cash, the amount of the Use of Cash
Excess Cash Flow	$
Required prepayment percentage	50.0%
Required prepayment amount	$
Permitted Subordinated Debt payment percentage	20.0%
Permitted Subordinated Debt payment amount	$

________________________

* If the sum of these three items is less than zero, each entry should be reflected, instead, as zero.

Schedule 9 – Working Capital

Working Capital is defined as follows:

Current Assets:

Account Receivables (Net)	$__________
Other Receivables	$__________
Inventory	$__________
Deferred Tax Asset	$__________
Prepaid Expenses	$__________
Other Current Assets	$__________

Total Current Assets	$__________

Current Liabilities:

Account Payable	$__________
Accrued Expenses	$__________
Other Current Liabilities	$__________
Income Taxes Payable	$__________

Total Current Liabilities	$__________

Working Capital (the sum of Current Assets less the sum of Current Liabilities)	$__________

2